aronson LLC
ASSURANCE | TAX | CONSULTING

805 King Farm Boulevard
Suite 300
Rockville, Maryland 20850

301.231.6200
301.231.7630
www.aronsonllc.com
info@aronsonllc.com

October 16, 2014

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: Bowl America Incorporated
Commission File Number 01-7829

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Bowl America Incorporated in Item 4.01 of its Form 8-K dated October 16, 2014 and captioned "Changes in Registrant's Certifying Accountant."

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

Aronson LLC

Aronson LLC